Exhibit 99.1

Dear Stockholders,

Since our Nasdaq uplisting, our focus has further pivoted toward building our company’s growth and scalability. To help in this endeavor, we continue to assemble an incredible Board of Directors and acquire new advisors with considerable experience and connections in the global luxury, travel, and hospitality worlds.

With the goal of making household names of each of our portfolio of brands, we believe these newly forged relationships can help create new opportunities to perhaps collaborate and partner with other well established global brands, and expand our brand reach and recognition on a global basis.

As you may have seen, last week we announced the appointment of A. William Allen as new company director. We believe his vast experience and extensive knowledge in the leisure, hospitality, and the food service industries makes him uniquely qualified to serve on our board.

While we have your attention, don’t forget you can still participate in Algodon Fine Wines Special Inaugural Quarterly Wine Club Offer and SAVE 50% + free ground shipping on your first order. Use code CLUB2020 at checkout to receive the special pricing on the Quarterly Wine Club. Click the image below to learn more.

WINE CLUB
SPECIAL!
SAVE 50%
+ FREE SHIPPING
on our Quarterly Wine Club when you join today!
YOUR FIRST CASE ONLY
$116 $59.00
LEARN MORE

Algodon Fine Wines are also available at these online and retail locations: VinPorter, Sherry-Lehmann, Spec’s, Le Boutellier, and The Noble Grape.

We could not be more excited about the future. As we approach a post-COVID world, we are preparing ourselves for a new roaring 20s filled with exuberance and excitement over the next couple of years.

Thanks and stay tuned for more exciting news ahead!

Sincerely,

Scott L. Mathis
Founder, Chief Executive Officer and
Chairman of the Board of Directors
smathis@gauchoholding.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE, CONDITION OR RESULTS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING THOSE DESCRIBED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION AND ELSEWHERE. THE COMPANY UNDERTAKES NO DUTY TO UPDATE ANY FORWARD-LOOKING STATEMENT MADE HEREIN. ALL FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE.

THIS LETTER SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

Gaucho Group Holdings, Inc. | 1445 16th Street, Ste. 403, Miami Beach, FL 33139
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